UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2005
Kansas City Southern
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

427 West 12th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	816-983-1303
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Kansas City Southern (“KCS”) is filing unaudited pro forma financial information as Exhibit 99.1 to this current report on Form 8-K in order to incorporate by reference into a shelf registration statement that it intends to file on Form S-3 the unaudited pro forma financial information relating to (a) KCS’s purchase of the controlling interest in TFM, S.A. de C.V. (“TFM”) from Grupo TMM, S.A. (“TMM”) in accordance with the terms of the Amended and Restated Acquisition Agreement, as previously disclosed on KCS’s current report on Form 8-K filed on April 7, 2005 and (b) KCS’s acquisition of the remaining interest in TFM as a result of the settlement agreement among KCS, Grupo Ferroviaria Mexican, S.A. de C.V. and TMM and the Mexican government, dated September 13, 2005, as previously disclosed on KCS’s current report on Form 8-K filed on September 16, 2005.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

99.1	Unaudited Pro Forma Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern
December 2, 2005	By:	/s/ Ronald G. Russ
		Name:	Ronald G. Russ
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Unaudited Pro Forma Financial Information